PRICING SUPPLEMENT NO. 58                                       Rule 424(b)(3)
DATED: August 1, 2000                                       File No. 333-31980
(To Prospectus dated March 17, 2000,
and Prospectus Supplement dated March 17, 2000)

                                 $9,027,683,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B

Principal Amount:             Floating Rate Notes [x]  Book Entry Notes [x]
$100,000,000

Original Issue Date: 8/3/2000 Fixed Rate Notes [  ]    Certificated Notes [  ]

Maturity Date: 8/3/2001       CUSIP#: 073928RG0

Option to Extend Maturity:    No    [x]
                              Yes   [  ]  Final Maturity Date:


                                              Optional            Optional
                         Redemption           Repayment           Repayment
   Redeemable On          Price(s)             Date(s)            Price(s)
   -------------       --------------       -------------      -----------

        N/A                  N/A                 N/A                 N/A

Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Interest Payment Dates:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                     Maximum Interest Rate:  N/A

[  ]  Commercial Paper Rate              Minimum Interest Rate:  N/A

[x]   Federal Funds Rate                 Interest Reset Date(s):  Daily

[  ]  Treasury Rate                      Interest Reset Period:  Daily

[  ]  LIBOR Reuters                      Interest Payment Date(s):  *

[  ]  LIBOR Telerate

[  ]  Prime Rate

[  ]  CMT Rate

Initial Interest Rate:  **               Interest Payment Period: Monthly

Index Maturity:  N/A

Spread (plus or minus): +0.15%

*     On the 3rd of each month.

**    Federal Funds Open Rate on August 3, 2000 plus 15 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.